UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

November 9, 2018

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES
CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction or incorporation or organization)	001-02658 Commission File Number:	74-1677330 (I.R.S. Employer Identification No.)

1980 Post Oak Blvd., Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

(Registrant’s telephone number, including area code): 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2018, Stewart Information Services Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Agreement”) by and among the Company, the guarantors named therein, the lenders from time to time party thereto, and Compass Bank, as administrative agent. The Agreement includes a $150 million unsecured line of credit commitment that matures on November 9, 2023. The Agreement also contains provisions for an accordion of up to $50 million in additional commitments, if requested by the Company and approved under the process described in the Agreement. Borrowings under the Agreement will bear interest, at the Company's election, at either (a) an Alternate Base Rate plus the Applicable Rate (ABR Borrowing) or (b) LIBOR plus the Applicable Rate (Eurodollar Borrowing). The Applicable Rate, based on the Company's Leverage Ratio, ranges from 0.375% to 0.50% per annum for ABR Borrowings and 1.375% to 1.75% per annum for Eurodollar Borrowings. Further, a commitment fee accrues, based on the Company's Leverage Ratio, ranging from 0.20% to 0.35% per annum on the average daily unused portion of the line of credit commitment.

The Agreement includes customary affirmative and negative covenants, which include certain financial covenants that include (a) the ratio of EBITDA (as defined in the Agreement) to fixed charges (as defined in the Agreement) not to be below 1.15 to 1.00 on a trailing four-quarter basis; (b) the ratio of total Indebtedness to EBITDA for the prior four consecutive quarters must not be greater than 3.50 to 1.00; (c) Capital Expenditures in the aggregate for the Company in any calendar year may not exceed $30.0 million, with carryover allowance of unused amounts for one year; and (d) Restricted Payments (as defined in the Agreement) can be made in total amounts up to $40 million annually.

The description of the Agreement contained in this Current Report on Form 8-K (this “Report”) is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included or incorporated by reference in Item 1.01 of this Report is incorporated by reference into this Item 2.03 of this Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Description

10.1	Amended and Restated Credit Agreement, dated effective as of November 9, 2018, among the Company, the guarantors named therein, Compass Bank, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ John L. Killea
John L. Killea, Chief Legal Officer and Chief Compliance Officer

Date: November 13, 2018